EXHIBIT 11

                     NETWORK EQUIPMENT TECHNOLOGIES, INC.
         Computation of Primary and Fully Diluted Earnings Per Share
             (in thousands, except per share amounts - unaudited)

                                                                       Quarter Ended       Nine Months Ended
                                                                   Dec. 25,   Dec. 26,    Dec. 25,   Dec. 26,
                                                                     1994       1993        1994       1993
                                                                   --------   --------    --------   --------
Primary
    Earnings:
       Net income (loss)                                           $  5,259   $    330    $  9,605   $ (2,224)
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

    Shares:
       Weighted average number of common shares outstanding          17,906     16,829      17,482     16,711

       Number of common equivalent shares assuming
          exercise of dilutive stock options                          1,661        -           830        -
                                                                   --------   --------    --------   --------
                                                                     19,567     16,829      18,312     16,711
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

    Primary earnings (loss) per share                              $    .27   $    .02    $    .52   $   (.13)
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

Fully Diluted
    Earnings:
       Net income (loss)                                           $  5,259   $    330    $  9,605   $ (2,224)
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

    Shares:
       Weighted average number of common shares outstanding          17,906     16,829      17,482     16,711

       Number of common equivalent shares assuming
          exercise of dilutive stock options                          1,913        -         2,114        -

       Number of common equivalent shares assuming
          conversion of convertible securities (1)                      -          -           -          -
                                                                   --------   --------    --------   --------
                                                                     19,819     16,829      19,596     16,711
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

    Fully diluted earnings (loss) per share                        $    .27   $    .02    $    .49   $   (.13)
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

_____________

(1) The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive.

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